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                                                                EXHIBIT 10(xxvi)

                                AMENDMENT NO. 1
                                     TO THE
                         KULICKE & SOFFA INDUSTRIES NC.
                      EXECUTIVE DEFERRED COMPENSATION PLAN


      WHEREAS, Kulicke & Soffa Industries Inc. (the "Company") maintains the Kulicke & Soffa Industries, Inc. Executive Deferred Compensation Plan (the "Plan") as amended and restated effective October 1, 1999 for the benefit of its eligible employees; and

      WHEREAS, the Company desires to amend the Plan, with the consent of the participants therein, to revise the definition of "Special Circumstance":

      NOW THEREFORE, effective August 1, 2001, section 1.24 of the Plan is hereby amended to read as follows:

            1.24 Special Circumstance means the reporting by K&S of consolidated net losses equal to or in excess of $100,000,000, over a measuring period not exceeding two fiscal years of K&S (beginning with a fiscal year in which a loss for the year is reported). A Special Circumstance shall be deemed to occur on the date on which K&S makes an announcement of quarterly or annual earnings showing consolidated net losses, which together with losses reported previously during the measuring period, equal or exceed such $100,000,000 amount.

      IN WITNESS WHEREOF, the Company has caused this Amendment No. 1 to be executed by its duly authorized officers this 1st day of August 2001.

[CORPORATE SEAL]                          KULICKE & SOFFA INDUSTRIES INC.



Attest:                                   By:
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